Exhibit 4.1

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
12868 VIA LATINA
DEL MAR, CALIFORNIA 92014

July 31, 2008

AJW Partners, LLC
New Millennium Capital Partners II, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
AJW Master Fund, Ltd.
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576

Re:           Pacificap Entertainment Holdings, Inc. (the “Company”) –
Amendment of Notes

Ladies and Gentlemen:

This letter sets forth the agreement of the parties hereto to amend all of the Notes, which are convertible into shares of the Company’s common stock, par value $.001 per share, ever issued by the Company to the investors listed in the signature pages hereto (collectively, the “Investors”)( the “Notes”).

By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

1.	The Interest Rate (as defined in the Notes), effective as of January 1, 2008, shall be 12%.

The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this letter agreement, including without limitation the issuance of amended Notes.

Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Sincerely,

  PACIFICAP ENTERTAINMENT HOLDINGS, INC.

  _______________________________
  Mark Schaftlein
  Chief Executive Officer

ACCEPTED AND AGREED:

AJW PARTNERS, LLC.

By:  SMS GROUP, LLC

____________________________

Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By:  FIRST STREET MANAGER II, LLC,

_____________________________
Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.
By:  FIRST STREET MANAGER II, LLC

______________________________
Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC
By:  AJW MANAGER, LLC

______________________________
Corey S. Ribotsky, Manager

AJW MASTER FUND, LTD.
By:  FIRST STREET MANAGER II, LLC

______________________________
Corey S. Ribotsky, Manager